Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SUMMIT SEMICONDUCTOR, INC." FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017, AT 3:58 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2017.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1893

4823903 8100V
SR# 20177856336

Authentication: 203859705
Date: 12-29-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:58 PM 12/29/2017
FILED 03:58 PM 12/29/2017
SR 20177856336 - File Number 4823903

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

• **First:** The name of this Corporation is Summit Semiconductor, Inc.

• **Second:** Its registered office in the State of Delaware is to be located at 251 LITTLE FALLS DRIVE Street, in the City of Wilmington County of New Castle Zip Code 19808.

The registered agent in charge thereof is The Company Corporation.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

• **Fourth:** The amount of the total stock of this corporation is authorized to issue is 220,000,000 shares (number of authorized shares) with a par value of $0.0001 per share.

• **Fifth:** The name and mailing address of the incorporator are as follows:
Name David E. Danovitch
Mailing Address 875 Third Avenue, 9th Floor
New York, NY Zip Code 10022

. **Sixth: The effective date of this filing shall be December 31, 2017.**

• **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 29 day of December, A.D. 2017.

BY: /s/ David E. Danovitch
(Incorporator)

NAME: David E. Danovitch
(type or print)